Exhibit 9

                      TRANSACTIONS IN SHARES OF THE COMPANY
                      -------------------------------------


            The Reporting Persons engaged in the following transactions in Shares of the Company during the past 60 days or since the filing of Amendment No. 3 to the Schedule 13D, whichever is less. All transactions involved purchases of Shares on the New York Stock Exchange.


Reporting Person                                                      Price Per
With Direct                                                             Share
Beneficial                     Date of            Number of          (Excluding
Ownership                    Transaction            Shares           Commission)
----------------             -----------           --------          -----------

Greenbelt                      8/24/98              50,000             10.5500

Greenbelt                      8/31/98              30,000              9.0000

Greenbelt                      8/31/98              40,000              9.0781

Greenbelt                       9/1/98              30,000              9.1875

Greenbelt                       9/3/98              40,000              9.1250

Greenbelt                       9/9/98              26,600              8.8615

Greenbelt                      9/10/98             140,000              8.5423

Greenbelt                      9/24/98              60,000              9.7708

Greenbelt                      9/25/98              10,000              9.5000

Greenbelt                      9/29/98             132,000              9.1401

Greenbelt                      10/1/98              40,000              8.2378

Greenway                        9/3/98             150,000              9.1250

Greenway                        9/9/98              25,000              8.8615

Greensea                        9/3/98             250,000              9.1250

Greensea                        9/9/98              25,000              8.8615

Greensea                       9/10/98              40,000              8.5423

Greensea                       9/17/98                 700              9.8125

Kingsley                        9/3/98             250,000              9.1250

Kingsley                        9/4/98              50,000              8.5625

Kingsley                       9/10/98              30,000              8.5423












NYFS11...:\92\56392\0003\2037\SCH0018T.370